UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 11, 2020

Bellerophon Therapeutics, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-36845	47-3116175
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

184 Liberty Corner Road, Suite 302 Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 574-4770

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	BLPH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 11, 2020, at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Bellerophon Therapeutics, Inc. (the “Company”), the stockholders approved the two proposals listed below. Of the 6,132,393 shares of common stock issued, outstanding and eligible to vote as of the record date of April 13, 2020, a quorum of 4,083,029 shares, or approximately 66.58% of the eligible shares, was present in person or represented by proxy. The final results for the votes regarding each proposal are set forth in the following tables.

(a) Election of Directors. The Company's stockholders elected the following nominees to serve on the Company's board of directors for a three-year term until the Company's 2023 annual meeting of stockholders and until each of their respective successors is duly elected and qualified, based on the following votes:

Name	Votes For	Votes Withheld	Broker Non-Votes
Scott Bruder	2,428,035	172,822	1,482,172
Naseem Amin	2,427,021	173,836	1,482,172
Ted Wang	2,424,995	175,862	1,482,172

(b) Ratification of the Appointment of KPMG LLP as the Independent Registered Public Accountants of the Company for the Fiscal Year Ending December 31, 2020: The Company's stockholders approved the proposal based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,053,530	28,344	1,155	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELLEROPHON THERAPEUTICS, INC.

Date: June 12, 2020	By:	/s/ Assaf Korner
Assaf Korner Chief Financial Officer